SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2005

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 5.02

On March 17, 2005, Intelsat, Ltd. announced that Jeffrey P. Freimark will become Executive Vice President and Chief Financial Officer, effective upon the resignation of Acting Chief Financial Officer, J. Robert Medlin, expected in April 2006. Mr. Freimark has been serving as Executive Vice President and Chief Financial Officer of Beverly Enterprises Inc. (“Beverly”), a leading provider of healthcare services to the elderly, from December 2001 until his recent resignation on March 15, 2006, and also as Chief Information Officer of Beverly from October 2002 to March 15, 2006. Prior to joining Beverly, Mr. Freimark served as Senior Executive Vice President and Chief Financial Officer of OfficeMax Inc., an operator of office supply superstores, from May 2001 to December 2001, and as President and Chief Executive Officer of Grand Union Company (“Grand Union”), an operator of full service retail supermarkets and warehouses in the Northeast of the United States, from November 2000 to May 2001. Mr. Freimark served in a number of roles at Grand Union after joining the company in March 1997, including as Chief Financial Officer throughout his time there, and also as Chief Administrative Officer, Treasurer and Director from February 2000 to May 2001. Prior to this, Mr. Freimark served in various roles at Pueblo International, Inc., an operator of supermarkets in Florida and the Caribbean, from 1986 to 1997, including as Executive Vice President, Chief Financial Officer and Director from January 1992 to March 1997.

On March 16, 2006, Mr. Freimark entered into an employment agreement with Intelsat, Ltd. (“Intelsat”), and Intelsat Holdings, Ltd. (“Intelsat Holdings”), the parent of Intelsat, to be employed by Intelsat effective as of March 23, 2006. Upon the resignation of Mr. Medlin, Intelsat’s Acting Chief Financial Officer, Mr. Freimark will serve as Executive Vice President and Chief Financial Officer of Intelsat. The agreement has an initial term of one year, which will renew automatically for successive one-year periods unless a notice not to renew is provided by either party. The employment agreement provides that Mr. Freimark will be paid an annual base salary of $525,000 during the term, which will be reviewed for increase no less frequently than annually. The employment agreement also provides that Mr. Freimark will be eligible for an annual discretionary bonus with a maximum payment of 65% of his annual base salary, based on meeting pre-established performance targets, pro rated for the partial year 2006. A compensation committee of Intelsat’s board of directors (or the board of directors of the applicable affiliate), in its sole discretion, may award Mr. Freimark an additional bonus of up to 50% of his maximum bonus in the event of significant performance beyond pre-established performance targets. During the employment term, Mr. Freimark is generally eligible to participate in Intelsat’s and Intelsat Holdings’ employee benefit plans and programs and will receive certain perquisites set forth in the employment agreement.

Under the employment agreement, Mr. Freimark will receive a grant of options on Intelsat Holdings common shares equal to approximately 0.6% of the outstanding common shares of Intelsat Holdings, pro forma for all Intelsat Holdings common shares and options on common shares contemplated to be issued at or around the completion of the proposed acquisition (the “PanAmSat Acquisition”) of PanAmSat Holding Corporation (“PanAmSat”) by an indirect subsidiary of Intelsat pursuant to a Merger Agreement entered into on August 28, 2005. If the PanAmSat Acquisition does not occur, the number of options granted to Mr. Freimark will be adjusted down to equal approximately 0.6% of the fully diluted ownership of Intelsat Holdings absent such acquisition. 40.9% of such options (the “time-vesting options”) will vest in equal monthly installments over sixty months commencing on the last day of the first full month following Mr. Freimark’s start date and subject to his continued employment through each applicable vesting date. An additional 40.9% of the options granted to Mr. Freimark will vest if and when the Sponsors (as defined in the employment agreement) have received a “cumulative total return” (as defined in such agreement), if any, between 5 and 6 times the amount invested by the Sponsors collectively during the period over which the cumulative total return is measured, subject to Mr. Freimark’s continued employment through the applicable vesting date. The remaining 18.2% of the options (collectively with the options described in the prior sentence, the “performance-vesting options”) will vest if and when the Sponsors have received a cumulative total return, if any, between 8 and 9 times the amount invested by the Sponsors, subject to Mr. Freimark’s continued employment through the applicable vesting date. If the cumulative total return goals have not been achieved by the eighth anniversary of the option grant date, the unvested performance-vesting options will be forfeited. Mr. Freimark has also agreed to purchase $1.5 million in value of Intelsat Holdings common shares. Any common shares held by Mr. Freimark pursuant to the preceding sentence or as a result of the exercise of options may be repurchased by Intelsat Holdings, and any options may be cancelled, at any time after his termination of employment for an amount equal to the fair market value (as defined in such agreement) of such shares or options (minus the exercise price, in the case of options).

Except as described below, if Mr. Freimark’s employment is terminated by Intelsat without cause or if he resigns for good reason (as defined in the employment agreement), subject to his continued compliance with the restrictive covenants described below, he will be paid an amount equal to the sum of his annual base salary and maximum bonus amount, 50% of such amount to be paid six months after his termination and 50% to be paid in equal installments during the six months thereafter. Mr. Freimark will also be paid any earned but unpaid compensation. In addition, his unvested time-vesting options will be forfeited unless such termination is within six months following a change of control (as defined in the agreement), in which case they will vest in full. His unvested performance-based options will remain outstanding for 180 days and, if the performance goals are not then met, the options will be forfeited.

The employment agreement also provides that, during Mr. Freimark’s employment with Intelsat and for one year after his termination of employment, he will not compete with Intelsat or hire or attempt to hire any person who is or was in the previous year an employee of Intelsat.

On March 17, 2006, Intelsat issued a press release relating to the foregoing matters, a copy of which is furnished herewith as an exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated March 17, 2006 entitled “Intelsat Appoints Jeffrey P. Freimark as Chief Financial Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2006

INTELSAT, LTD.

By:	/s/ Phillip L. Spector
Name:	Phillip L. Spector
Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 17, 2006 entitled “Intelsat Appoints Jeffrey P. Freimark as Chief Financial Officer.”